Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-217679 on Form S-8 of our report dated June 22, 2022, relating to the financial statements and financial statement schedule of Black Hills Corporation 401(k) Retirement Savings Plan appearing in this Annual Report on Form 11-K of Black Hills Corporation 401(k) Retirement Savings Plan for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
June 22, 2022